Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-217044, as amended, and No. 333-225402) and the Registration Statement on Form S-8 (No. 333-211095) of Nomad Foods Limited of our report dated February 28, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
February 28, 2019